UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	77-0552594 (I.R.S. Employer Identification No.)
301 Penobscot Drive
Redwood City, CA 94063
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

None	None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-126626
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock, $0.0001 par value per share (the “Common Stock”), of Genomic Health, Inc., (the “Registrant”) contained under the caption “Description of Capital Stock” in the Prospectus (subject to completion) that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-126626 filed on July 15, 2005, as amended) (the “Registration Statement”), together with the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Number	Exhibit
3.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective prior to the effective date of the Registration Statement (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3.3	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

3.4	Bylaws of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

3.5	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.5 of the Registration Statement).

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

4.2	Amended and Restated Investors’ Rights Agreement, dated February 9, 2004, between the Registrant and certain of its stockholders (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: September 26, 2005

Genomic Health, Inc.
By /s/ Randal W. Scott
Randal W. Scott, Ph.D.
Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit
No.	Description
3.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

3.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective prior to the effective date of the Registration Statement (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3.3	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

3.4	Bylaws of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

3.5	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.5 of the Registration Statement).

4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

4.2	Amended and Restated Investors’ Rights Agreement, dated February 9, 2004, between the Registrant and certain of its stockholders (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).